                                                                    EXHIBIT 99.2

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 11-K

                                  ANNUAL REPORT

                        Pursuant to Section 15(d) Of The
                         Securities Exchange Act of 1934

                      For the Year Ended December 31, 1995

                              ZIONS BANCORPORATION
                        EMPLOYEE INVESTMENT SAVINGS PLAN

                              ZIONS BANCORPORATION
                             1380 Kennecott Building
                           Salt Lake City, Utah 84133

ITEM 1. CHANGES IN THE PLAN

The Plan was completely amended and restated as of October 1, 1992, with certain provisions retroactively effective as of January 1, 1989. In 1994, the Plan was amended for the purpose of maintaining its qualification under Internal Revenue Code pursuant to the Tax Reform Act of 1986 and, in order to conform the Plan to the requirements of the Unemployment Compensation Act of 1992 and the Omnibus Budget Reconciliation Act of 1993 and to facilitate the merger of the National Bank of Arizona Savings and Retirement Plan and the Rio Salado Bancorp. Inc. Retirement Plan into the Plan. No changes were made in the Plan during the year 1995.

ITEM 2. CHANGES IN INVESTMENT POLICY

The Plan maintains four separate types of investment funds: (i) company securities, which consists of Company stock and short-term investments pending the acquisition of Company securities; (ii) Fidelity mutual fund, which invests primarily in a diversified portfolio of U.S. common stocks, which are invested to track closely with the Standard and Poors 500 index; (iii) money market fund, which consists of, but is not limited to, certificates of deposit, commercial paper, and U.S. treasury bills; and (iv) fixed income fund, which invests primarily in government, mortgage, and corporate bonds. No material changes were made during the year 1995 in the policy with respect to the kind of securities and other investments in which funds held under the Plan may be invested.

ITEM 3. CONTRIBUTIONS UNDER THE PLAN

The Company's contributions are measured by reference to employee contributions and are not discretionary.

ITEM 4. PARTICIPATING EMPLOYEES

There were 1,687 participating employees in the Plan on December 31, 1995.

ITEM 5. ADMINISTRATION OF THE PLAN

(a) Zions Bancorporation is the Plan administrator. The Company's Board of Directors has appointed an Administrative Committee consisting of six persons. The Committee has full power and authority to administer the Plan and to interpret its provisions. The present members of the Committee and their positions held are:

             Member                                            Position - Company
---------------------------------       ---------------------------------------------------------------
Clark B. Hinckley, Chairman              Senior Vice President of Zions Bancorporation

Harris H. Simmons                        President and Chief Executive Officer of Zions Bancorporation

Gary L. Anderson                         Senior Vice President of Zions Bancorporation

Peter K. Ellison                         Executive Vice President of Zions First National Bank

W. David Hemingway                       Executive Vice President of Zions First National Bank

Richard G. Crandall                      Vice President of Zions First National Bank

Russell W. Miller                        President of Zions Insurance Agency, Inc.


         The address of each fiduciary listed above is 1380 Kennecott Building, Salt Lake City, Utah 84133.

(b) No compensation is paid to the Committee members by the Plan. All expenses of the Plan and its administration are paid by the Company.

ITEM 6. CUSTODIAN OF INVESTMENTS

(a) Zions First National Bank, One South Main Street, Salt Lake City, Utah 84133 is the custodian and trustee.

(b)      The custodian and trustee receive no compensation from the Plan.

ITEM 7. REPORTS TO PARTICIPATING EMPLOYEES

Participating employees are furnished an annual statement reflecting the status of their accounts as of the end of the fiscal year.

ITEM 8. INVESTMENT OF FUNDS

As elected by participants, approximately seventy-six percent of the assets of the Plan are invested in securities of the Company, approximately thirteen percent in the Fidelity mutual fund, approximately nine percent in the money market fund, approximately two percent invested in the fixed income fund, and approximately one percent in the short-term investment fund.

ITEM 9. FINANCIAL STATEMENTS AND EXHIBITS

(a)    Financial Statements
          Report of Independent Auditors

          Statements of Net Assets Available for Benefits - December 31, 1995 and 1994

          Statements of Changes in Net Assets Available for Benefits - Years ended December 31, 1995, 1994, and 1993

          Notes to Financial Statements

          Schedules - Schedules I, II, and III have been omitted for the reasons that they are not required or are not applicable, or the required information is shown in the financial statements or notes thereto.

(b)    Exhibits - None

                          Independent Auditors' Report

The Trust Committee
Zions Bancorporation Employee
   Investment Savings Plan:

We have audited the accompanying statements of net assets available for benefits of Zions Bancorporation Employee Investment Savings Plan as of December 31, 1995 and 1994, and the related statements of changes in net assets available for benefits for each of the years in the three-year period ended December 31, 1995. These financial statements are the responsibility of the plan administrator. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by the plan administrator, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of Zions Bancorporation Employee Investment Savings Plan as of December 31, 1995 and 1994, and the changes in net assets available for benefits for each of the years in the three-year period ended December 31, 1995, in conformity with generally accepted accounting principles.

Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules of Assets Held For Investment Purposes and Reportable Transactions for the year ended December 31, 1995, are presented for the purpose of additional analysis and are not a required part of the basic financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The supplemental schedules have been subjected to the auditing procedures applied in the audit of the basic 1995 financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.

                                                           KPMG Peat Marwick LLP

March 8, 1996

                              ZIONS BANCORPORATION
                        EMPLOYEE INVESTMENT SAVINGS PLAN

                 Statements of Net Assets Available for Benefits

                           December 31, 1995 and 1994

                                                                                             1995           1994
                                                                                          -----------    -----------
Assets:
    Cash                                                                                  $     4,141         27,876
    Investments, at market value:
       Zions Bancorporation common stock (approximate cost $11,002,757
         in 1995 and $10,769,000 in 1994)                                                  37,962,263     18,361,112
       Fidelity mutual fund (approximate cost of $6,069,309 in 1995 and
         $4,192,000 in 1994)                                                                6,699,731      4,374,929
       Money market fund                                                                    4,348,941      3,605,624
       Fixed income fund (approximate cost of $1,092,604 in 1995 and $689,000 in 1994)      1,099,843        611,682
       Short-term investments                                                                  15,875         94,017
                                                                                          -----------    -----------
                                                                                           50,130,794     27,075,240

    Contributions receivable:
       Employees                                                                               57,845         73,114
       Zions Bancorporation                                                                    12,172         14,954
    Participant loans receivable                                                            1,357,794      1,426,014
    Dividends receivable                                                                      193,950        154,242
    Interest receivable                                                                        18,357         16,902
    Due from (to) Zions Bancorporation                                                          2,439         (3,677)
                                                                                          -----------    -----------
           Total assets                                                                    51,773,351     28,756,789
Liabilities:
    Accounts payable                                                                            1,118          2,058
    Excess contribution refunds                                                               140,969         53,374
                                                                                          -----------    -----------
           Total liabilities                                                                  142,087         55,432
                                                                                          -----------    -----------
           Net assets available for benefits                                              $51,631,264     28,701,357
                                                                                          ===========    ===========




See accompanying notes to financial statements.

                              ZIONS BANCORPORATION
                        EMPLOYEE INVESTMENT SAVINGS PLAN

           Statements of Changes in Net Assets Available for Benefits

                  Years ended December 31, 1995, 1994, and 1993

                                                                             1995           1994            1993
                                                                         -----------    -----------     -----------
Additions to net assets attributed to:
    Investment income:
       Net appreciation (depreciation) in market value of investments    $22,676,536       (718,781)       (118,055)
       Dividends                                                             826,171        692,270         564,557
       Capital gain distributions                                            645,849        121,543         198,053
       Interest                                                              312,332        244,470         169,448
                                                                         -----------    -----------     -----------
                                                                          24,460,888        339,502         814,003
                                                                         -----------    -----------     -----------
    Contributions:
       Employees                                                           1,639,255      1,614,117       1,326,267
       Zions Bancorporation                                                  341,868        336,444         271,519
       Plan rollovers                                                      1,050,327        368,721         196,725
                                                                         -----------    -----------     -----------
                                                                           3,031,450      2,319,282       1,794,511
                                                                         -----------    -----------     -----------
           Total additions                                                27,492,338      2,658,784       2,608,514
Deductions from net assets -
    benefits paid directly to participants                                 4,562,431      1,802,449       1,447,853
                                                                         -----------    -----------     -----------
           Net increase                                                   22,929,907        856,335       1,160,661
Net assets available for benefits:
    Beginning of year                                                     28,701,357     27,845,022      26,684,361
                                                                         -----------    -----------     -----------
    End of year                                                          $51,631,264     28,701,357      27,845,022
                                                                         ===========    ===========     ===========



See accompanying notes to financial statements.

                              ZIONS BANCORPORATION
                        EMPLOYEE INVESTMENT SAVINGS PLAN

                          Notes to Financial Statements

                        December 31, 1995, 1994, and 1993

(1)      Description of the Plan

         Zions Bancorporation Employee Investment Savings Plan (the Plan) is a single employer contributory plan that is designed to provide retirement benefits for eligible employees under a pretax salary reduction (deferral) arrangement and, if employees so elect, an opportunity to acquire stock ownership in Zions Bancorporation (the Company). The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA).

(2)      Summary of Significant Accounting Policies

         The following is a summary of significant accounting policies followed by the Plan in the preparation of its financial statements:

         (a)    Basis of Presentation

                The Plan's financial statements are presented on the accrual basis of accounting.

         (b)    Investments

                Investments in common stock of Zions Bancorporation, Fidelity mutual fund, and fixed income fund shares are carried at market value in the accompanying financial statements. The investments in the money market fund and short-term investments represent cash equivalents. Purchases and sales of investments are recorded on a settlement-date basis which does not materially differ from using the trade-date basis required by generally accepted accounting principles.

         (c)    Cost of Administration

                All costs of administration are absorbed by the Company.

(3)      Eligibility

         Participation in the Plan is voluntary. An employee is eligible to become a participant on January 1 or July 1, whichever coincides with, or immediately follows, the latter of the date on which the employee completes at least 1,000 hours of service during 12 continuous months and attains the age of 21. At December 31, 1995 and 1994, there were 1,687 participants and 1,155 participants, respectively, in the Plan.

                              ZIONS BANCORPORATION
                        EMPLOYEE INVESTMENT SAVINGS PLAN

                          Notes to Financial Statements


(4)      Employee and Company Contributions

         Participants may elect to contribute one to fifteen percent of their compensation to the Employee Investment Savings Plan, limited by participant contributions made to Zions Bancorporation Employee Stock Savings Plan. The contributions are invested in one or more of the following investment options: (i) the Company's stock, (ii) the Fidelity mutual fund, (iii) a money market fund, and (iv) a fixed income fund. The Company contributes an amount equal to 25 percent of the contribution made by each participant up to ten percent of their compensation with no match made on contributions in excess thereof. The maximum amount a participant may contribute to the Plan in a calendar year is the lesser of fifteen percent of their compensation, or $9,240 for 1995.

(5)      Allocation of Income or Loss

         Net appreciation (depreciation) in market value of investments, dividends, interest income, and capital gains are allocated to each participant's account in proportion to the investment shares held in that participant's account to the total investment shares held in the Plan.

(6)      Vesting and Payment of Benefits

         Employee contributions and the employees' share of the Company contributions are 100 percent vested at all times. Benefits are paid upon death, disability, retirement, or earlier, subject to certain restrictions. Benefits are paid in shares of stock and/or cash pursuant to the nature of the investment vehicle selected by the participant.

(7)      Income Taxes

         The Plan obtained its latest determination letter on November 5, 1985, in which the Internal Revenue Service (IRS) stated that the Plan, as then designed, was in compliance with the applicable requirements of the Internal Revenue Code. The Plan has been amended since receiving the determination letter. The Company is in the process of obtaining a new letter for the Plan. The application for approval of the amendments was filed with the IRS in March 1995. The plan administrator and the Plan's tax counsel believe that the Plan is currently designed and being operated in compliance with the applicable requirements of the Internal Revenue Code. Therefore, they believe that the Plan was qualified and the related trust was tax-exempt as of the financial statement date.

                              ZIONS BANCORPORATION
                        EMPLOYEE INVESTMENT SAVINGS PLAN

                          Notes to Financial Statements

(8)      Investments

         The investments in common stock of the Company and the Fidelity mutual fund, consist of 473,050 and 511,808 shares, and 324,599 and 243,864 shares, respectively, at December 31, 1995 and 1994. The investment in the fixed income fund consists of 50,942 and 31,224 shares at December 31, 1995 and 1994, respectively.

         The net unrealized appreciation (depreciation) in market value for each of the years in the three-year period ended December 31, 1995, in comparison to the market value at the beginning of each year is as follows:

                         Investment                 1995           1994            1993
                         ----------              -----------    -----------     -----------
Zions Bancorporation common stock                $21,983,923       (601,351)       (222,329)
Fidelity mutual fund                                 625,633        (56,687)        122,428
Fixed income fund                                     66,980        (60,743)        (18,154)
                                                 -----------    -----------     -----------
           Net appreciation (depreciation) in
              market value                       $22,676,536       (718,781)       (118,055)
                                                 ===========    ===========     ===========


(9)      Plan Amendments

         The Plan became effective on January 1, 1984, and has been amended and restated at various times thereafter. The Plan was completely amended and restated as of October 1, 1992. In addition, the Plan was amended in 1994 to include employees from recently acquired National Bank of Arizona and Rio Salado Bancorp. Amendment provisions include the following:

         (a)    Participant Contributions

                Participants can elect a pretax reduction from one percent to a maximum of fifteen percent of total compensation as a participant contribution, depending in part on the extent to which the participant contributes to the Zions Bancorporation Employee Stock Savings Plan.

         (b)    Company Contributions

                Matching contributions are made by the Company on behalf of each participant in the amount of twenty-five percent of participant contributions (note 4), but not in excess of ten percent of compensation.

         (c)    Participant Elections

                Participants may change quarterly investment elections for funds already invested in their accounts.

                              ZIONS BANCORPORATION
                        EMPLOYEE INVESTMENT SAVINGS PLAN

                          Notes to Financial Statements

         (d)    Investment Options

                The Plan maintains four separate types of investment funds: (i) company securities, which consists of Company stock and short-term investments pending the acquisition of Company stock;
                (ii) Fidelity mutual fund, which invests primarily in a diversified portfolio of U.S. common stocks, which are invested to track closely with the Standard and Poors 500 index; (iii) money market fund, which consists of, but is not limited to, certificates of deposit, commercial paper, and U.S. treasury bills; and (iv) fixed income fund, which invests primarily in government, mortgage, and corporate bonds.

         (e)    Participant Loans

                Beginning October 1, 1992, a participant who is an active employee may apply for and obtain a loan of up to fifty percent of the eligible amounts in their account. Loan terms may not exceed five years and must be secured by the participant's account. Loan repayment is made through payroll deduction.

(10)     Financial Information by Fund Type

         Financial information by fund type as of, and for the years ended
                  December 31, 1995 and 1994, are as follows:

           Statement of Net Assets Available for Benefits by Fund Type

                                December 31, 1995

                                    Zions
                                   Bancorp-
                                   oration       Fidelity                                      Partici-
                                    common        mutual          Money         Fixed           pant
                                    stock          fund           market        income          loans          Total
                                 -----------    -----------    -----------    -----------    -----------    -----------
Assets:
Cash                             $     1,110          1,785          1,246           --             --            4,141
Investments, at market value:
    Zions Bancorporation
       common stock               37,962,263           --             --             --             --       37,962,263
    Fidelity mutual fund                --        6,699,731           --             --             --        6,699,731
    Money market fund                   --             --        4,348,941           --             --        4,348,941
    Fixed income fund                   --             --             --        1,099,843           --        1,099,843
    Short-term investments            15,875           --             --             --             --           15,875
                                 -----------    -----------    -----------    -----------    -----------    -----------
                                  37,979,248      6,701,516      4,350,187      1,099,843           --       50,130,794

                              ZIONS BANCORPORATION
                        EMPLOYEE INVESTMENT SAVINGS PLAN

                          Notes to Financial Statements

         (10)     Financial Information by Fund Type (continued)

                                        Zions
                                       Bancorp-
                                       oration       Fidelity                                      Partici-
                                        common        mutual          Money         Fixed           pant
                                        stock          fund           market        income          loans          Total
                                     -----------    -----------    -----------    -----------    -----------    -----------
  Contributions receivable:
      Employees                      $    22,448         25,300          7,244          2,853           --           57,845
      Zions Bancorporation                 4,619          5,356          1,647            550           --           12,172
  Participant loans receivable            16,960          2,634          4,451          1,238      1,332,511      1,357,794
  Dividends receivable                   193,950           --             --             --             --          193,950
  Interest receivable                        126             45         18,164             22           --           18,357
  Due from Zions
    Bancorporation                          --             --             --            2,439           --            2,439
                                     -----------    -----------    -----------    -----------    -----------    -----------
       Total assets                   38,217,351      6,734,851      4,381,693      1,106,945      1,332,511     51,773,351

Liabilities:
      Accounts payable                      --             --             --            1,118           --            1,118
      Excess contribution refunds         50,567         67,562         11,975         10,865           --          140,969
                                     -----------    -----------    -----------    -----------    -----------    -----------
Total liabilities                         50,567         67,562         11,975         11,983           --          142,087
                                     -----------    -----------    -----------    -----------    -----------    -----------

Net assets available for benefits    $38,166,784      6,667,289      4,369,718      1,094,962      1,332,511     51,631,264
                                     ===========    ===========    ===========    ===========    ===========    ===========

                              ZIONS BANCORPORATION
                        EMPLOYEE INVESTMENT SAVINGS PLAN

                          Notes to Financial Statements

(10) Financial Information by Fund Type (continued)

           Statement of Net Assets Available for Benefits by Fund Type
                                December 31, 1994


                                        Zions
                                       Bancorp-
                                       oration        Fidelity                                      Partici-
                                        common         mutual           Money         Fixed           pant
                                        stock           fund            market        income          loans          Total
                                      -----------    -----------     -----------    -----------    -----------    -----------
Assets:
     Cash                             $    27,242           --               634           --             --           27,876
     Investments, at market value:
         Zions Bancorporation
           common stock                18,361,112           --              --             --             --       18,361,112
         Fidelity mutual fund                --        4,374,929            --             --             --        4,374,929
         Money market fund                   --             --         3,605,624           --             --        3,605,624
         Fixed income fund                   --             --              --          611,682           --          611,682
         Short-term investments            88,082          5,641            --              294           --           94,017
                                      -----------    -----------     -----------    -----------    -----------    -----------
                                       18,476,436      4,380,570       3,606,258        611,976           --       27,075,240

     Contributions receivable:
         Employees                         26,360         31,450          11,906          3,398           --           73,114
         Zions Bancorporation               5,039          6,609           2,601            705           --           14,954
     Participant loans receivable            --             --              --             --        1,426,014      1,426,014
     Dividends receivable                 154,242           --              --             --             --          154,242
     Interest receivable                      267             31          16,594             10           --           16,902
     Due from (to) Zions
        Bancorporation                       --           (5,070)           --            1,393           --           (3,677)
                                      -----------    -----------     -----------    -----------    -----------    -----------
           Total assets                18,662,344      4,413,590       3,637,359        617,482      1,426,014     28,756,789
Liabilities:
     Accounts payable                         122           --              --            1,936           --            2,058
     Excess contribution refunds           18,390         25,351           4,024          5,609           --           53,374
                                      -----------    -----------     -----------    -----------    -----------    -----------
           Total liabilities               18,512         25,351           4,024          7,545           --           55,432
                                      -----------    -----------     -----------    -----------    -----------    -----------

Net assets available for benefits     $18,643,832      4,388,239       3,633,335        609,937      1,426,014     28,701,357
                                      ===========    ===========     ===========    ===========    ===========    ===========

                              ZIONS BANCORPORATION
                        EMPLOYEE INVESTMENT SAVINGS PLAN

                          Notes to Financial Statements

(10) Financial Information by Fund Type (continued)

     Statement of Changes in Net Assets Available for Benefits by Fund Type
                          Year ended December 31, 1995

                                   Zions
                                  Bancorp-
                                  oration        Fidelity                                        Partici-
                                   common         mutual           Money          Fixed           pant
                                   stock           fund            market         income          loans            Total
                                ------------    ------------    ------------    ------------    ------------    ------------
Additions to net assets
  attributed to:
    Investment income:
      Net appreciation in
        market value of
        investments             $ 21,983,923         625,633            --            66,980            --        22,676,536
      Dividends                      690,743          83,833            --            51,595            --           826,171
      Capital gain
        distributions                   --           645,183            --               666            --           645,849
      Interest                        70,994          12,278         226,088           2,972            --           312,332
                                ------------    ------------    ------------    ------------    ------------    ------------
                                  22,745,660       1,366,927         226,088         122,213            --        24,460,888
                                ------------    ------------    ------------    ------------    ------------    ------------
  Contributions:
     Employees                       630,280         698,809         231,990          78,176            --         1,639,255
     Zions Bancorporation            126,185         148,775          54,166          12,742            --           341,868
     Plan rollovers                  598,919         164,479         260,825          26,104            --         1,050,327
                                ------------    ------------    ------------    ------------    ------------    ------------
                                   1,355,384       1,012,063         546,981         117,022            --         3,031,450
                                ------------    ------------    ------------    ------------    ------------    ------------
  Principal loan payments            527,843          60,499          96,658          10,522        (695,522)           --
                                ------------    ------------    ------------    ------------    ------------    ------------
             Total additions        24,628,887       2,439,489         869,727         249,757        (695,522)     27,492,338

Deductions from net assets
  attributed to:
    Benefits paid directly to
      participants                (2,793,647)       (787,468)       (846,207)       (135,107)           --        (4,562,431)
    Loans disbursed                 (327,740)       (135,212)       (126,318)        (12,750)        602,020            --
                                ------------    ------------    ------------    ------------    ------------    ------------
           Total deductions     $ (3,121,387)       (922,680)       (972,525)       (147,857)        602,020      (4,562,431)
                                ------------    ------------    ------------    ------------    ------------    ------------

                              ZIONS BANCORPORATION
                        EMPLOYEE INVESTMENT SAVINGS PLAN

                          Notes to Financial Statements

(10) Financial Information by Fund Type (continued)

                                        Zions
                                       Bancorp-
                                       oration        Fidelity                                      Partici-
                                        common         mutual           Money          Fixed         pant
                                        stock           fund            market         income        loans           Total
                                     ------------    ------------   ------------   ------------   ------------    ------------
Quarterly transfers                  $ (1,984,548)        762,242        839,181        383,125           --              --
                                     ------------    ------------   ------------   ------------   ------------    ------------
           Net increase
             (decrease)                19,522,952       2,279,051        736,383        485,025        (93,502)     22,929,907

Net assets available for benefits:

           Beginning of year           18,643,830       4,388,239      3,633,335        609,937      1,426,014      28,701,357
                                     ------------    ------------   ------------   ------------   ------------    ------------
           End of year               $ 38,166,782       6,667,290      4,369,718      1,094,962      1,332,512      51,631,264
                                     ============    ============   ============   ============   ============    ============

                              ZIONS BANCORPORATION
                        EMPLOYEE INVESTMENT SAVINGS PLAN

                          Notes to Financial Statements

(10) Financial Information by Fund Type (continued)

     Statement of Changes in Net Assets Available for Benefits by Fund Type
                          Year ended December 31, 1994

                                    Zions
                                   Bancorp-
                                   oration        Fidelity                                      Partici-
                                    common         mutual           Money          Fixed         pant
                                    stock           fund            market         income        loans        Total
                                -----------    -----------    -----------    -----------    -----------    -----------
Additions to net assets
  attributed to:
    Investment income:
      Net depreciation in
        market value of
        investments             $  (601,351)       (56,643)          --          (60,787)          --         (718,781)
      Dividends                     593,018         57,136           --           42,116           --          692,270
      Capital gain
        distributions                  --          120,212           --            1,331           --          121,543
      Interest                       68,982          9,197        164,795          1,496           --          244,470
                                -----------    -----------    -----------    -----------    -----------    -----------
                                     60,649        129,902        164,795        (15,844)          --          339,502
                                -----------    -----------    -----------    -----------    -----------    -----------
    Contributions:
      Employees                     593,429        680,345        270,190         70,153           --        1,614,117
      Zions Bancorporation          115,064        147,082         62,914         11,384           --          336,444
      Plan rollovers                175,680         66,006        103,216         23,819           --          368,721
                                -----------    -----------    -----------    -----------    -----------    -----------
                                    884,173        893,433        436,320        105,356           --        2,319,282
                                -----------    -----------    -----------    -----------    -----------    -----------

    Principal loan payments         313,442         34,364         65,872          2,042       (415,720)          --
                                -----------    -----------    -----------    -----------    -----------    -----------

           Total additions        1,258,264      1,057,699        666,987         91,554       (415,720)     2,658,784

Deductions from net assets
  attributed to:
    Benefits paid directly to
      participants               (1,139,005)      (276,006)      (341,951)       (45,487)          --       (1,802,449)
    Loans disbursed                (335,345)       (20,480)      (112,062)       (32,624)       500,511           --
                                -----------    -----------    -----------    -----------    -----------    -----------

           Total deductions     $(1,474,350)      (296,486)      (454,013)       (78,111)       500,511     (1,802,449)
                                -----------    -----------    -----------    -----------    -----------    -----------

                              ZIONS BANCORPORATION
                        EMPLOYEE INVESTMENT SAVINGS PLAN

                          Notes to Financial Statements

(10) Financial Information by Fund Type (continued)

                                        Zions
                                       Bancorp-
                                       oration        Fidelity                                      Partici-
                                        common         mutual           Money          Fixed         pant
                                        stock           fund            market         income        loans           Total
                                     ------------    ------------   ------------    ------------   ------------   ------------
Quarterly transfers                  $   (108,654)        101,433        (64,079)         71,300           --             --
                                     ------------    ------------   ------------    ------------   ------------   ------------

           Net increase
             (decrease)                  (324,740)        862,646        148,895          84,743         84,791        856,335

Net assets available for benefits:

     Beginning of year                 18,968,572       3,525,593      3,484,440         525,194      1,341,223     27,845,022
                                     ------------    ------------   ------------    ------------   ------------   ------------
     End of year                     $ 18,643,832       4,388,239      3,633,335         609,937      1,426,014     28,701,357
                                     ============    ============   ============    ============   ============   ============

                              ZIONS BANCORPORATION
                        EMPLOYEE INVESTMENT SAVINGS PLAN

                          Notes to Financial Statements

(10) Financial Information by Fund Type (continued)

     Statement of Changes in Net Assets Available for Benefits by Fund Type
                          Year ended December 31, 1993

                                    Zions
                                   Bancorp-
                                   oration       Fidelity
                                    common        mutual         Money          Fixed
                                    stock          fund          market         income         Loans           Total
                                 -----------    -----------    -----------    -----------    -----------    -----------
Additions to net assets
  attributed to:
    Investment income:
      Net appreciation
        (depreciation) in
        market value of
        investments              $  (222,329)       122,428           --          (18,154)          --         (118,055)
    Dividends                        500,811         36,822           --           26,924           --          564,557
    Capital gain
      distributions                     --          184,807           --           13,246           --          198,053
    Interest                          62,156          8,654         98,475            163           --          169,448
                                 -----------    -----------    -----------    -----------    -----------    -----------
                                     340,638        352,711         98,475         22,179           --          814,003
                                 -----------    -----------    -----------    -----------    -----------    -----------
 Contributions:
   Employees                         444,853        535,485        303,659         42,270           --        1,326,267
   Zions Bancorporation               73,559        120,059         71,756          6,145           --          271,519
   Plan rollovers                     97,314         23,002         61,671         14,738           --          196,725
                                 -----------    -----------    -----------    -----------    -----------    -----------
                                     615,726        678,546        437,086         63,153           --        1,794,511
                                 -----------    -----------    -----------    -----------    -----------    -----------

 Principal loan payments             181,877         23,474         24,383            480       (230,214)          --
                                 -----------    -----------    -----------    -----------    -----------    -----------

        Total additions            1,138,241      1,054,731        559,944         85,812       (230,214)     2,608,514

Deductions from net assets
   attributed to:
     Benefits paid directly to
       participants                 (954,245)      (127,202)      (351,331)           (28)       (15,047)    (1,447,853)
     Loans disbursed                (583,465)       (81,030)      (143,291)        (3,460)       811,246           --
                                 -----------    -----------    -----------    -----------    -----------    -----------

        Total deductions         $(1,537,710)      (208,232)      (494,622)        (3,488)       796,199     (1,447,853)
                                 -----------    -----------    -----------    -----------    -----------    -----------

                              ZIONS BANCORPORATION
                        EMPLOYEE INVESTMENT SAVINGS PLAN

                          Notes to Financial Statements

(10) Financial Information by Fund Type (continued)

                                        Zions
                                       Bancorp-
                                       oration        Fidelity
                                        common         mutual           Money          Fixed
                                        stock           fund            market         income        Loans           Total
                                     ------------    ------------   ------------   ------------   ------------   ------------
Quarterly transfers                  $ (3,504,699)      1,251,016      1,810,813        442,870           --             --
                                     ------------    ------------   ------------   ------------   ------------   ------------

             Net increase
               (decrease)              (3,904,168)      2,097,515      1,876,135        525,194        565,985      1,160,661

Net assets available for benefits:

           Beginning of year           22,872,740       1,428,078      1,608,305           --          775,238     26,684,361
                                     ------------    ------------   ------------   ------------   ------------   ------------
           End of year               $ 18,968,572       3,525,593      3,484,440        525,194      1,341,223     27,845,022
                                     ============    ============   ============   ============   ============   ============

                              ZIONS BANCORPORATION
                        EMPLOYEE INVESTMENT SAVINGS PLAN



           Item 27a - Schedule of Assets Held for Investment Purposes

                                December 31, 1995

                                                                               Approx-             Market
                                     Description                              imate cost           value
                      ------------------------------------------------     ---------------      --------------
   Units held
-----------------
    473,050            Zions Bancorporation Common Stock                   $    11,002,757          37,962,263
    324,599            Fidelity Mutual Fund                                      6,069,309           6,699,731
     50,942            Fixed Income Fund                                         1,092,604           1,099,843
                                                                           ---------------      --------------
                                Total                                           18,164,670          45,761,837
                                                                           ---------------      --------------

Face value
----------
   4,348,941           Money Market Fund                                         4,348,941          4,348,941
      15,875           Short-term investments                                       15,875             15,875
                                                                           ---------------      --------------
                                                                                 4,364,816          4,364,816
                                                                           ---------------      --------------
                       Total investments                                   $    22,529,486          50,126,653
                                                                           ===============      ==============

                              ZIONS BANCORPORATION
                        EMPLOYEE INVESTMENT SAVINGS PLAN


                 Item 27d - Schedule of Reportable Transactions

                                December 31, 1995

                                                        Shares/units
                                                         purchased                 Cost
                                                      ----------------        --------------
Purchase of investments:
  Description:
    Zions Bancorporation                                   56,507               $  2,587,823




                                        Shares                                      Gain/
                                         sold                     Cost              (loss)
                                    --------------           --------------     --------------
Sale of investments:
  Description:
    Zions Bancorporation                 40,507               $  1,029,743          911,265




                                                           Shares                 Market
                                                        distributed               value
                                                       --------------         --------------
Distributions of investments:
  Description:
    Zions Bancorporation                                    58,894              $  2,619,171